Exhibit 99.1

News Release
RAMBUS REPORTS FIRST QUARTER 2021 FINANCIAL RESULTS

•Delivered strong Q1 results at high end of revenue and profitability targets
•Product revenue of $30.8 million, up 41% quarter over quarter, consisting primarily of memory interface chips
•Generated $39.5 million in cash provided by operating activities

SAN JOSE, Calif. - May 3, 2021 - Rambus Inc. (NASDAQ:RMBS), a provider of industry-leading chips and IP making data faster and safer, today reported financial results for the first quarter ended March 31, 2021. GAAP revenue for the first quarter was $70.4 million; licensing billings were $63.5 million, product revenue was $30.8 million, and contract and other revenue was $10.7 million. The Company also generated $39.5 million in cash provided by operating activities.

“Rambus executed well in the first quarter, with revenue and earnings at the high end of expectations, and strong cash generation fueling investment in our product roadmap,” said Luc Seraphin, chief executive officer of Rambus. “Ongoing share gains for memory interface chips and strong demand in Cloud and other target markets are driving topline growth for the company. We are pleased with our customer momentum and are confident in the Company’s ability to deliver ongoing profitable growth.”

Quarterly Financial Review - GAAP	Three Months Ended March 31,
(In millions, except for percentages and per share amounts)	2021	2020
Revenue
Royalties	$28.9	$21.5
Product revenue	30.8	30.7
Contract and other revenue	10.7	13.6
Total revenue	$70.4	$65.8
Cost of product revenue	$11.4	$10.3
Cost of contract and other revenue	$1.6	$1.2
Amortization of acquired intangible assets (included in total cost of revenue)	$4.4	$4.4
Total operating expenses (1)	$56.5	$59.4
Operating loss	$(3.5)	$(9.5)
Operating margin	(5)%	(14)%
Net loss	$(2.6)	$(6.5)
Diluted net loss per share	$(0.02)	$(0.06)
Net cash provided by operating activities	$39.5	$37.3
_________________________________________
(1)    Includes amortization of acquired intangible assets of approximately $0.2 million and $0.3 million for the three months ended March 31, 2021 and 2020, respectively.

Quarterly Financial Review - Non-GAAP (including operational metric) (1)	Three Months Ended March 31,
(In millions)	2021	2020
Licensing billings (2)	$63.5	$67.1
Product revenue	$30.8	$30.7
Contract and other revenue	$10.7	$13.6
Cost of product revenue	$11.3	$10.3
Cost of contract and other revenue	$1.6	$1.2
Total operating expenses	$45.3	$51.9
Interest and other income (expense), net	$(0.6)	$1.2
Diluted share count	116	115
_________________________________________
(1)    See “Supplemental Reconciliation of GAAP to Non-GAAP Results” table included below. Note that the applicable non-GAAP measures are presented and that revenue and cost of contract and other revenue are solely presented on a GAAP basis.
(2)     Licensing billings is an operational metric that reflects amounts invoiced to our licensing customers during the period, as adjusted for certain differences.

GAAP revenue for the quarter was $70.4 million, at the high end of the Company’s expectations. The Company also had licensing billings of $63.5 million, product revenue of $30.8 million, and contract and other revenue of $10.7 million. The Company had total GAAP cost of revenue of $17.4 million and operating expenses of $56.5 million. The Company also had total non-GAAP operating expenses of $58.2 million (which includes non-GAAP cost of revenue), lower than the midpoint of its expectations. The Company had GAAP diluted net loss per share of $0.02. The Company's basic share count was 112 million shares and its diluted share count would have been 116 million shares. Due to the Company’s strong performance and focus on operational efficiency, the Company delivered a strong first quarter, at the high end of its expectations on revenue and profit.

Cash, cash equivalents, and marketable securities as of March 31, 2021 were $529.1 million, an increase of $26.5 million from December 31, 2020, mainly due to $39.5 million in cash provided by operating activities.

2021 Second Quarter Outlook

The Company will discuss its full revenue guidance for the second quarter of 2021 during its upcoming conference call. The following table sets forth second quarter outlook for other measures.

(In millions)	GAAP	Non-GAAP (1)
Licensing billings (2)	$60 - $66	$60 - $66
Product revenue	$30 - $36	$30 - $36
Contract and other revenue	$8 - $14	$8 - $14
Total operating costs and expenses	$74 - $70	$61 - $57
Interest and other income (expense), net	($1)	($1)
Diluted share count	116	116
_________________________________________
(1)    See “Reconciliation of GAAP Forward-Looking Estimates to Non-GAAP Forward-Looking Estimates” table included below. Note that the applicable non-GAAP measures are presented, and that revenue is solely presented on a GAAP basis.
(2)     Licensing billings is an operational metric that reflects amounts invoiced to our licensing customers during the period, as adjusted for certain differences. This metric is the same for both GAAP and non-GAAP presentations.

For the second quarter of 2021, the Company expects licensing billings to be between $60 million and $66 million. The Company also expects royalty revenue to be between $32 million and $38 million, product revenue to be between $30 million and $36 million and contract and other revenue to be between $8 million and $14 million. Revenue is not without risk and achieving revenue in this range will require that the Company sign customer agreements for various product sales, solutions licensing among other matters.

The Company also expects operating costs and expenses to be between $74 million and $70 million. Additionally, the Company expects non-GAAP operating costs and expenses to be between $61 million and $57 million. These expectations also assume non-GAAP interest and other income (expense), net, of ($1 million), tax rate of 24% and diluted share count of 116 million, and exclude stock-based compensation expense ($8 million), amortization expense ($5 million), non-cash interest expense on convertible notes ($2 million) and interest income related to the significant financing component from fixed-fee patent and technology licensing arrangements ($2 million).

Conference Call

The Company's management will discuss the results of the quarter during a conference call scheduled for 2:00pm PT today. The call, audio and slides will be available online at investor.rambus.com and a replay will be available for the next week at the following numbers: (855) 859-2056 (domestic) or (404) 537-3406 (international) with ID# 3985069.

Non-GAAP Financial Information

In the commentary set forth above and in the financial statements included in this earnings release, the Company presents the following non-GAAP financial measures: operating expenses and interest and other income (expense), net. In computing each of these non-GAAP financial measures, the following items were considered as discussed below: stock-based compensation expense, acquisition-related costs and retention bonus expense, amortization of acquired intangible assets, restructuring charges, expense on abandoned operating leases, restatement and shareholder activist costs, facility restoration costs, change in fair value of earn-out liability, non-cash interest expense and certain other one-time adjustments. The non-GAAP financial measures disclosed by the Company should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations from these results should be carefully evaluated. Management believes the non-GAAP financial measures are appropriate for both its own assessment of, and to show investors, how the Company’s performance compares to other periods. The non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies. Reconciliation from GAAP to non-GAAP results is included in the financial statements contained in this release.

The Company’s non-GAAP financial measures reflect adjustments based on the following items:

Stock-based compensation expense. These expenses primarily relate to employee stock options, employee stock purchase plans, and employee non-vested equity stock and non-vested stock units. The Company excludes stock-based compensation expense from its non-GAAP measures primarily because such expenses are non-cash expenses that the Company does not believe are reflective of ongoing operating results. Additionally, given the fact that other companies may grant different amounts and types of equity awards and may use different option valuation assumptions, excluding stock-based compensation expense permits more accurate comparisons of the Company’s results with peer companies.

Acquisition-related/divestiture costs and retention bonus expense. These expenses include all direct costs of certain acquisitions, divestitures and the current periods’ portion of any retention bonus expense associated with the acquisitions. The Company excludes these expenses in order to provide better comparability between periods as they are related to acquisitions and divestitures and have no direct correlation to the Company’s operations.

Amortization of acquired intangible assets. The Company incurs expenses for the amortization of intangible assets acquired in acquisitions. The Company excludes these items because these expenses are not reflective of ongoing operating results in the period incurred. These amounts arise from the Company’s prior acquisitions and have no direct correlation to the operation of the Company’s core business.

Restructuring charges. These charges may consist of severance, contractual retention payments, exit costs and other charges and are excluded because such charges are not directly related to ongoing business results and do not reflect expected future operating expenses.

Expense on abandoned operating leases. Reflects the expense on building leases that were abandoned. The Company excludes these charges because such charges are not directly related to ongoing business results and do not reflect expected future operating expenses.

Restatement and shareholder activist costs. These charges consist of costs associated with our restatement of our financial statements and certain shareholder activist costs and are excluded because such charges are not directly related to ongoing business results and do not reflect expected future operating expenses.

Facility restoration costs. These charges consist of exit costs associated with our leased office space and are excluded because such charges are not directly related to ongoing business results and do not reflect expected future operating expenses.

Change in fair value of earn-out liability. This change is due to a reduction of acquisition purchase consideration. This is a non-recurring benefit that has no direct correlation to the operation of the Company's business.

Non-cash interest expense on convertible notes. The Company incurs non-cash interest expense related to its convertible notes. The Company excludes non-cash interest expense related to its convertible notes to provide more accurate comparisons of the Company’s results with other peer companies and to more accurately reflect the Company’s ongoing operations.

Income tax adjustments. For purposes of internal forecasting, planning and analyzing future periods that assume net income from operations, the Company estimates a fixed, long-term projected tax rate of approximately 24 percent for both 2021 and 2020, which consists of estimated U.S. federal and state tax rates, and excludes tax rates associated with certain items such as withholding tax, tax credits, deferred tax asset valuation allowance and the release of any deferred tax asset valuation allowance. Accordingly, the Company has applied these tax rates to its non-GAAP financial results for all periods in the relevant years to assist the Company’s planning.

On occasion in the future, there may be other items, such as significant gains or losses from contingencies that the Company may exclude in deriving its non-GAAP financial measures if it believes that doing so is consistent with the goal of providing useful information to investors and management.

About Rambus Inc.

Rambus is a provider of industry-leading chips and silicon IP making data faster and safer. With over 30 years of advanced semiconductor experience, we are a pioneer in high-performance memory subsystems that solve the bottleneck between memory and processing for data-intensive systems. Whether in the cloud, at the edge or in your hand, real-time and immersive applications depend on data throughput and integrity. Rambus products and innovations deliver the increased bandwidth, capacity and security required to meet the world’s data needs and drive ever-greater end-user experiences. For more information, visit rambus.com.

Forward-Looking Statements

This release contains forward-looking statements under the Private Securities Litigation Reform Act of 1995, including those relating to drivers of the Company’s topline growth, the Company’s ability to deliver ongoing profitable growth, and the Company’s outlook for the second quarter of 2021. Such forward-looking statements are based on current expectations, estimates and projections, management’s beliefs and certain assumptions made by the Company’s management. Actual results may differ materially. The Company’s business generally is subject to a number of risks which are described more fully in Rambus’ periodic reports filed with the Securities and Exchange Commission, as well as the potential adverse impacts related to, or arising from, the Novel Coronavirus (COVID-19). The Company undertakes no obligation to update forward-looking statements to reflect events or circumstances after the date hereof.

Contact

Rahul Mathur
Senior Vice President, Finance and Chief Financial Officer
Rambus Inc.
(408) 462-8000
rmathur@rambus.com

Source: Rambus Inc.

Rambus Inc.
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	March 31, 2021	December 31, 2020
ASSETS
Current assets:
Cash and cash equivalents	$109,554	$136,146
Marketable securities	419,574	366,503
Accounts receivable	35,937	27,903
Unbilled receivables	137,729	138,813
Inventories	9,926	14,466
Prepaids and other current assets	11,616	15,881
Total current assets	724,336	699,712
Intangible assets, net	31,872	36,487
Goodwill	183,222	183,222
Property, plant and equipment, net	53,687	57,693
Operating lease right-of-use assets	27,214	28,708
Deferred tax assets	4,372	4,353
Unbilled receivables, long-term	207,016	236,699
Other assets	4,061	4,535
Total assets	$1,235,780	$1,251,409

LIABILITIES & STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$7,802	$8,993
Accrued salaries and benefits	14,113	23,326
Deferred revenue	13,534	10,198
Income taxes payable, short-term	20,186	20,064
Operating lease liabilities	7,026	4,724
Other current liabilities	17,741	18,559
Total current liabilities	80,402	85,864
Long-term liabilities:
Convertible notes, long-term	157,905	156,031
Long-term operating lease liabilities	32,535	34,305
Long-term income taxes payable	36,391	41,333
Deferred tax liabilities	14,711	14,276
Other long-term liabilities	4,430	6,894
Total long-term liabilities	245,972	252,839
Total stockholders’ equity	909,406	912,706
Total liabilities and stockholders’ equity	$1,235,780	$1,251,409

Rambus Inc.
Condensed Consolidated Statements of Operations
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended March 31,
	2021	2020
Revenue:
Royalties	$28,859	$21,482
Product revenue	30,781	30,728
Contract and other revenue	10,742	13,567
Total revenue	70,382	65,777
Cost of revenue:
Cost of product revenue	11,410	10,343
Cost of contract and other revenue	1,556	1,198
Amortization of acquired intangible assets	4,386	4,344
Total cost of revenue	17,352	15,885
Gross profit	53,030	49,892
Operating expenses:
Research and development	32,354	36,664
Sales, general and administrative	23,562	23,306
Amortization of acquired intangible assets	229	348
Restructuring charges	368	836
Change in fair value of earn-out liability	—	(1,800)
Total operating expenses	56,513	59,354
Operating loss	(3,483)	(9,462)
Interest income and other income (expense), net	2,981	6,443
Interest expense	(2,614)	(2,555)
Interest and other income (expense), net	367	3,888
Loss before income taxes	(3,116)	(5,574)
Provision for (benefit from) income taxes	(503)	965
Net loss	$(2,613)	$(6,539)
Net loss per share:
Basic	$(0.02)	$(0.06)
Diluted	$(0.02)	$(0.06)
Weighted average shares used in per share calculation
Basic	112,211	112,907
Diluted	112,211	112,907

Rambus Inc.
Supplemental Reconciliation of GAAP to Non-GAAP Results
(In thousands)
(Unaudited)

	Three Months Ended March 31,
	2021	2020
Cost of product revenue	$11,410	$10,343
Adjustment:
Stock-based compensation expense	(89)	—
Non-GAAP cost of product revenue	$11,321	$10,343

Total operating expenses	$56,513	$59,354
Adjustments:
Stock-based compensation expense	(6,501)	(6,072)
Acquisition-related costs and retention bonus expense	(655)	(1,577)
Amortization of acquired intangible assets	(229)	(348)
Restructuring charges	(368)	(836)
Expense on abandoned operating leases	(521)	—
Restatement and shareholder activist costs	(2,956)	—
Facility restoration costs	—	(411)
Change in fair value of earn-out liability	—	1,800
Non-GAAP total operating expenses	$45,283	$51,910

Interest and other income (expense), net	$367	$3,888
Adjustments:
Interest income related to significant financing component from fixed-fee patent and technology licensing arrangements	(2,842)	(4,437)
Non-cash interest expense on convertible notes	1,874	1,773
Non-GAAP interest and other income (expense), net	$(601)	$1,224

Rambus Inc.
Reconciliation of GAAP Forward-Looking Estimates to Non-GAAP Forward-Looking Estimates
(In millions)
(Unaudited)

2021 Second Quarter Outlook	Three Months Ended June 30, 2021
	Low	High
Forward-looking operating costs and expenses	$73.7	$69.7
Adjustments:
Stock-based compensation expense	(8.0)	(8.0)
Amortization of acquired intangible assets	(4.7)	(4.7)
Forward-looking Non-GAAP operating costs and expenses	$61.0	$57.0

Forward-looking interest and other income (expense), net	$(0.5)	$(0.5)
Adjustments:
Interest income related to significant financing component from fixed-fee patent and technology licensing arrangements	(2.4)	(2.4)
Non-cash interest expense on convertible notes	1.9	1.9
Forward-looking Non-GAAP interest and other income (expense), net	$(1.0)	$(1.0)